Exhibit 10.2

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Geophysical Seismic Data Use License Agreement

This Geophysical Seismic Data Use License Agreement (this “License Agreement”) is executed as of [•], 2011, by and among Sanchez Oil & Gas Corporation, a Delaware corporation (“SOG”), and the following (individually, a “Company,” collectively, the “Companies”): Sanchez Energy Corporation, a Delaware corporation (“Energy Corporation”), SEP Holdings III, LLC, a Delaware limited liability company, [*], and any other subsidiary of the Company that has executed a written agreement pursuant to which such entity becomes a party to this License Agreement and agrees to be bound by the provisions hereof as if such entity was a party hereunder.

WHEREAS, under the terms of the Services Agreement, dated the date hereof, between SOG and Energy Corporation (as amended, restated or otherwise modified, the “Services Agreement”), SOG has agreed to license to the Companies certain Data (hereafter defined); and

WHEREAS, the Data covers, or relates to, the Oil and Gas Properties of the Companies as defined in the Services Agreement.

In consideration of the mutual promises contained in the Services Agreement and this License Agreement, along with other good and valuable consideration, SOG and the Companies do hereby agree as follows:

1. License and Delivery. SOG hereby grants to each of the Companies, and such Companies hereby accept, a non-exclusive, perpetual, non-terminable (except as provided herein), royalty-free license to use the Data, including any Intellectual Property included therein, including both Data now owned and hereafter acquired during the term of the Services Agreement by SOG, upon the terms and conditions set forth in this License Agreement. SOG shall deliver copies of the Data, including both digital and hard copy if available, to the Companies following each of their written request for its records and use pursuant to the license granted in this License Agreement. As additional Data is incorporated into the license granted hereunder during the term of the Services Agreement, SOG shall supplement the foregoing delivery of copies. In the event that any Company identifies any missing Data and requests copies from SOG, SOG shall deliver such copies to the requesting Company.

2. Definitions. Capitalized terms not otherwise defined herein shall have the following meanings:

“Data” means seismic, geophysical and geological information, including without limitation, all processed and reprocessed data, regardless of the form or medium on which it is displayed or stored, but the term “Data” includes only such seismic, geophysical and geological information relating to the Oil and Gas Properties of the Companies that is proprietary to SOG and the use of which is unrestricted by agreements SOG has with landowners or seismic data vendors. Each Company acknowledges that SOG possesses (or will possess) seismic, geophysical and geological information relating to such Oil and Gas Properties that is either (i) owned by third parties and only licensed to SOG, or (ii) owned by SOG but restricted by agreements with landowners or seismic data vendors (collectively, the “Encumbered Data”). Notwithstanding anything herein to the contrary, the term “Data” specifically excludes all Encumbered Data.

“Intellectual Property” means all intellectual or industrial property and rights therein, however denominated, throughout the world, whether or not registered, including all patent applications, patents, trademarks, service marks, trade styles or dress, mask works, copyrights (including copyrights in computer programs, software, computer code, documentation, drawings, specifications and data), works of authorship, moral rights of authorship, rights in designs, trade secrets, technology, inventions, invention disclosures, discoveries, improvements, know-how, proprietary rights, formulae, processes, methods, technical and business information and confidential and proprietary information, and all other intellectual and industrial property rights, whether or not subject to statutory registration or protection and, with respect to each of the foregoing, all registrations and applications for registration, renewals, extensions, continuations, reexaminations, reissues, divisionals, improvements, modifications, derivative works, goodwill, and common law rights and causes of action relating to any of the foregoing.

3. Data Ownership and Disclosure. SOG warrants that it owns and has the right to license to each of the Companies the right to use the Data in connection with the Oil and Gas Properties of the Companies. SOG represents, and each Company acknowledges, that the Data constitutes a valuable trade secret which is not generally available and is the property of SOG. Title to the Data will remain in SOG and the Companies will acquire, under the terms hereof, only the right to use the Data on the terms provided in this License Agreement. Except as expressly permitted by this License Agreement, each Company agrees (a) to keep the Data confidential, (b) to ensure that its employees and agents keep the Data confidential and (c) not to disclose or show to, allow use by, or deliver the Data to, any other person, except under the following conditions:

(a)	The Data may be made available by a Company to its consultant for the purposes of providing technical services, including interpretation of the Data, for the benefit of such Company provided that such consultant has first agreed in writing (and a copy of such agreement has been provided to SOG), not to divulge the Data or any interpretation therefrom to any person other than such Company and to return immediately all copies of the Data to such Company upon completion of such technical services. Each consultant must be a bona-fide geophysical, geological or petroleum engineering consultant within the oil and gas industry.

(b)	The Data may be shown to, but not released to or copied by, a third party in a bona-fide attempt to secure partners for a specific drilling venture, provided the disclosure to such party shall be limited to that Data, or portions thereof, relative to the tracts under negotiation, and shown under an agreement of confidentiality. Further, no Company shall allow any such third parties to remove the Data from a Company’s premises or to retain any printed and/or digital representations of the Data. Each Company agrees that the Data shall not be shown to a third party to assist said party in making a regional interpretation. In the event such prospective partner(s) becomes a contractually related partner(s) of a Company, each such Company shall thereafter agree that such Data may not be shown to such contractually related partner(s), and such partner(s) shall be required to execute a separate license agreement to gain access to such Data.

Geophysical Seismic Date Use License

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c)	Except as otherwise provided in this License Agreement the Data shall remain in the physical possession of the Company to which it is delivered, and shall not be delivered to any third party or a consultant without the prior written consent of SOG.

(d)	Subject to an agreement of confidentiality, the Data may be delivered for storage to a third party who is a bona fide seismic storage contractor in the oil and gas industry engaged in providing central storage facilities and retrieval services.

(e)	Subject to an agreement of confidentiality, the Data may also be delivered on a temporary basis for processing, reprocessing and cleaning to a third party who is a bona fide seismic data processor in the oil and gas industry. Upon completion of such processing, reprocessing or cleaning, Data and copies of said Data shall be returned immediately to the Company providing such Data.

(f)	Subject to an agreement of confidentiality, a Company may disclose the Data to (A) another company owning 50% or more of the voting stock of such Company (a “parent”); or (B) a company of which such Company owns 50% or more of the voting stock (a “subsidiary”); or (C) a company owned 50% or more by a parent of such Company (an “affiliate”). Such disclosure may be made by providing copies of the Data to such other company.

(g)	The Data may be disclosed to the extent such disclosure is specifically required by law, governmental or court decree, order, rule or regulation, or by any similar legal process. If a Company is required by law, governmental or court decree, order, rule or regulation, or by any similar legal process to disclose any Data, such Company shall: (A) promptly advise SOG in writing of such obligation, including the Data to be disclosed; and (B) permit SOG a reasonable time (at least ten (10) business days unless a shorter time is required for making such a disclosure) to take any steps SOG deems appropriate prior to any compelled disclosure, including, but not limited to, seeking an appropriate protective order. If, in the absence of a protective order or other appropriate relief, such Company is nevertheless compelled to disclose all or part of the Data, Company shall disclose only that portion of the Data that Company is advised by written opinion of counsel is legally required to be disclosed in compliance with the relevant process. In the event of such disclosure, such Company shall give SOG written notice of the Data to be disclosed as far in advance of its disclosure as practicable, and upon SOG’s request, such Company shall use reasonable efforts to obtain assurances that the disclosed Data will be accorded confidential treatment.

Geophysical Seismic Date Use License

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

It is specifically agreed, that such identified third parties under this Section 3 to whom the Data may be delivered shall handle the Data for the sole benefit of Company and shall have no right to use the Data for their own benefit.

4. Internal Use of Data. The Data licensed under this License Agreement is being licensed for the sole internal use of the Companies.

5. Taxes. In the event any sales, gross receipts, value added, use or similar tax is levied or assessed against SOG as a consequence of the licensing of Data to a Company hereunder, such taxes will be for the sole account of such Company, who will promptly reimburse SOG in full for any taxes so paid by SOG upon receipt by such Company of SOG’s invoice.

6. Warranties and Disclaimers. SOG WARRANTS THAT IT OWNS OR CONTROLS THE OWNERSHIP RIGHTS IN THE DATA GRANTED IN THIS LICENSE AGREEMENT AND HAS FULL AUTHORITY AND POWER TO GRANT TO THE COMPANIES THE DATA USE RIGHTS, INCLUDING ANY INTELLECTUAL PROPERTY RIGHTS ASSOCIATED WITH THE DATA. THE DATA DELIVERED HEREUNDER WILL BE, TO SOG’S KNOWLEDGE, INFORMATION, AND BELIEF, ACQUIRED AND PROCESSED IN ACCORDANCE WITH ACCEPTED PRACTICES OF THE GEOPHYSICAL PROFESSION. HOWEVER, EACH COMPANY ACKNOWLEDGES IT IS ACCEPTING ALL DATA SUBJECT TO THIS LICENSE AGREEMENT “AS IS” AND SOG MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE ACCURACY OR USEFULNESS OF SUCH DATA AND ANY IMPLIED WARRANTIES OR REPRESENTATIONS ARE HEREBY EXPRESSLY DISCLAIMED. SUCH DATA IS DELIVERED HEREUNDER WITH THE UNDERSTANDING AND AGREEMENT OF EACH COMPANY THAT ANY ACTION TAKEN OR EXPENDITURE MADE BY SUCH COMPANY OR ANY PERSON OR ENTITY PERMITTED ACCESS TO THE DATA IN ACCORDANCE WITH THIS LICENSE WILL BE AT SUCH PARTY’S SOLE RISK AND NEITHER COMPANY NOR ANY OTHER SUCH PARTY WILL HAVE ANY CLAIM AGAINST AND EACH HEREBY RELEASES SOG FROM ANY LIABILITY AS A CONSEQUENCE THEREOF, EXCEPT AS EXPRESSLY PROVIDED FOR HEREIN OR IN THE SERVICES AGREEMENT. SOG MAKES NO REPRESENTATION THAT OIL AND GAS OR OTHER MINERAL LEASES WILL BE GRANTED OR OTHER EXPLORATION ACTIVITY WILL BE AUTHORIZED FOR AREAS COVERED BY THE DATA BY ANY INDIVIDUAL, CORPORATION, GOVERNMENT ENTITY OR OTHER THIRD PARTY AND ANY IMPLIED WARRANTY OR REPRESENTATION TO THAT EFFECT IS HEREBY EXPRESSLY DISCLAIMED. EXCEPT AS MAY BE EXPRESSLY PROVIDED FOR IN THE SERVICES AGREEMENT, SOG SHALL NOT BE LIABLE TO A COMPANY OR ANY OTHER PARTY FOR PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM OR ARISING OUT OF SUCH COMPANY’S OR ANY OTHER PARTY’S POSSESSION, CONTROL OR USE OF THE DATA, INCLUDING, WITHOUT LIMITATION, LOSS OF PROFIT OR BUSINESS INTERRUPTION, HOWEVER SAME MAY BE CAUSED.

Geophysical Seismic Date Use License

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7. Term and Termination. Unless earlier terminated, this License Agreement (subject to Section 12) will terminate concurrently upon termination or expiration of the Services Agreement. Within 30 days of being requested in writing by SOG after termination of this License Agreement, the Companies shall return to SOG, or, at SOG’s election, destroy all of the Data (which for the purposes of this Section 7 includes all analysis, studies or other information generated by the Companies that contains, reflects or is derived from the furnished Data) and deliver written certification to SOG that all of it has been destroyed. Notwithstanding the foregoing, SOG and the Companies agree that: (a) the Companies are not obligated to destroy any of their decision-making documents submitted to their management or board of directors (or similar governing body), or corporate documents which are required by applicable law to be retained, that incidentally reflect or refer to the Data, provided that the Companies will take appropriate measures, using not less than a reasonable degree of care, to preserve the confidentiality of such Data; and (b) the computer system of the Companies may automatically back-up Data disclosed under this License Agreement, and to the extent the computer back-up procedures of the Companies create copies of the Data, the Companies may retain those copies for the period that they normally archive backed-up computer records, which copies shall be subject to the provisions of this License Agreement until destroyed. Notwithstanding the return or destruction of the Data, the Companies shall continue to be bound by the confidentiality and other obligations hereunder.

8. Severability. The invalidity, illegality, or unenforceability of any provision of this License Agreement, or the occurrence of any event rendering any portion or provision of this License Agreement void, shall in no way affect the validity or enforceability of any other portion or provision of this License Agreement. Any invalid, illegal, unenforceable or void provision shall be deemed severed from this License Agreement and the balance of this License Agreement shall be construed and enforced as if this License Agreement did not contain the particular portion or provision held to be invalid, illegal, unenforceable or void. The parties further agree to reform this License Agreement to replace any stricken provision with a valid provision that comes as close as possible to the intent of the stricken provision. The provisions of this Section 8 shall not prevent the entire License Agreement from being void should a provision which is the essence of this License Agreement be determined to be invalid, illegal, unenforceable or void.

9. Assignability. The Companies may not assign or transfer divisibly its rights or obligations under this License Agreement in whole or in part without the prior written consent of SOG.

10. Choice of Law and Venue. This License Agreement, its interpretation, and any disputes relating, arising out of or connected with this License Agreement, shall be governed by and construed in accordance with the laws of the State of Texas (other than conflict of law principles that would apply the law of another jurisdiction). Any dispute between SOG and a Company that cannot be resolved by mutual agreement shall be resolved and decided by the federal or state courts located in Harris County, Texas, and the parties hereto do hereby irrevocably submit themselves to the venue and jurisdiction of such courts for such purposes.

Geophysical Seismic Date Use License

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11. Headings. Headings are for convenience of reference only and shall not affect the interpretation of any provision.

12. Survival of Terms. All terms and conditions of this License Agreement relating to the ownership or confidentiality of, or to the restrictions on the use, transfer, and disclosure of, Data shall remain in full force and effect, and shall survive any termination of this License Agreement.

13. Waiver. Either party’s failure to insist on performance of any of the terms or conditions of this License Agreement shall not preclude that party from thereafter insisting upon, nor relieve the other party from its responsibilities to comply with, each and every requirement of this License Agreement. Further, no waiver by either party of any requirement of this License Agreement shall be effective unless such waiver is expressly set forth in a writing signed by the waiving party and, if such waiving party is a Company, approved by the audit committee of the board of directors of Energy Corporation.

14. Entire Agreement. This License Agreement and the Services Agreement set forth the entire agreement of the parties with respect to the subject matter hereof and any prior agreements, written or oral, relating thereto are hereby superseded. In the event of a conflict between this License Agreement and the Services Agreement, the Services Agreement shall control.

15. Amendment. No modification or amendment of this License Agreement shall be binding upon any party hereto unless such modification or amendment has been approved by the audit committee of the board of directors of Energy Corporation and is in writing and signed by all parties hereto.

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Geophysical Seismic Date Use License

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, the Parties have caused this License Agreement to be executed as of the date first above written.

SOG:	Companies:

SANCHEZ OIL & GAS CORPORATION	SANCHEZ ENERGY CORPORATION

By:	By:

Title:	Title:

Date:	Date:

SEP HOLDINGS III, LLC

By:

Title:

Date:

[*]

By:

Title:

Date:

Geophysical Seismic Date Use License

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.